UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 1, 2004


                         MULTI-TECH INTERNATIONAL, CORP.
             (Exact name of registrant as specified in its charter)


 Nevada                            64 Knightsbridge          86-0931332
                                   London, England
                                   SW1X

 (State or other jurisdiction      (Address of Principal     (I.R.S. Employer
 of incorporation or               Executive Offices)        Identification No.)
 organization)


Registrant's telephone number, including area code: 011-44-797-905-7708
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Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2004, Timbermans Group Pty Ltd, an Australian company ("Timbermans"), entered into an agreement to exchange all of the issued and outstanding shares of its wholly-owned subsidiary, Integrated Forest Products Pty Ltd, also an Australian company, for 240,000,000 shares of common stock ("Shares") of Multi-Tech International, Corp. ("Company"). This transaction shall be referred to as the "Exchange Transaction" and the exchange agreement shall be referred to as the "Exchange Agreement". In order to fulfill the requirements of the Exchange Agreement, within 45 days after signing, the Company must: (i) complete a reverse split of its common stock on a 200-for-1 basis; (ii) amend its articles of incorporation increasing the number of authorized shares of common stock from 100,000,000 to 300,000,000 shares; and
(iii) arrange for its Board of Directors to appoint new members of the Board as proposed by Timbermans.

Further, after a current report on Form 8-K has been filed with all of the required information regarding the Exchange, the Company shall prepare and file a registration statement on Form S-8 registering 17,000,000 shares of common stock on behalf of its consultant, Mr. Jeffrey Revell-Reade.

Integrated Forest Products Pty Ltd has significant timber holdings in Australia, the extent of which will be more fully discussed in the Form 8-K to be filed upon the closing of the Exchange Transaction.

Exhibit 99.01 - Exchange Agreement between Multi-Tech International Corp., Timbermans Group Pty Ltd, and Integrated Forest Products Pty Ltd, dated September 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Tech International Corp.

Date: September 1, 2004



/s/ Dr. David F. Hostelley
--------------------------
David F. Hostelley,
President